As filed with the Securities and Exchange Commission on December 16, 2004
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NET2PHONE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	22-3559037 (I.R.S. Employer Identification No.)

520 Broad Street
Newark, New Jersey 07102
(Address of Principal Executive Offices)(Zip Code)

Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan
(Full Title of the Plan)

Liore Alroy
Net2Phone, Inc., Chief Executive Officer
520 Broad Street, Newark, New Jersey 07102
(973) 438-3111
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Amount of Aggregate Offering Price (2)	Registration Fee (3)

Common Stock , $0.01 par value	2,000,000	$3.21	$6,420,000	$756.00

(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average high and low prices of the Registrant’s common stock on December 10, 2004.

(3) Pursuant to Rule 429 of the Securities Act, a combined prospectus, relating to the 2,000,000 shares of common stock registered hereby, the 2,000,000 shares of common stock registered pursuant to the registration statement filed on December 19, 2003 (Registration No. 333-111403), the 2,000,000 shares of common stock registered pursuant to the registration statement filed on December 3, 2001 (Registration No. 333-74354), the 5,370,218 shares of common stock registered pursuant to the registration statement filed on December 5, 2000 (Registration No. 333-51248), and the 9,569,782 shares of common stock registered pursuant to the registration statement filed on August 26, 1999 (Registration No. 333-85945), will be delivered to plan participants in accordance with Form S-8 and Rule 428 of the Securities Act. The previously-paid filing fees associated with the 2,000,000 shares registered under the registration statement filed on December 19, 2003, the 2,000,000 shares registered under the registration statement filed on December 3, 2001, the 5,370,218 shares registered under the registration statement filed on December 5, 2000, and the 9,569,782 shares registered under the registration statement filed on August 26, 1999 totaled $942.00, $2,682, $17,921 and $71,671, respectively.

EXPLANATORY NOTE

This Form S-8 Registration Statement incorporates by reference the Form S-8 registration statements filed by Net2Phone, Inc. on December 19, 2003, December 3, 2001, December 5, 2000 and August 26, 1999 (collectively, the “Original Filings”). Any items in the Original Filings not expressly changed hereby shall be as set forth in the Original Filings.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in Item 1 of Part I will be delivered to participants in the plan covered by this registration statement, in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (“Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan are available without charge by contacting:

Human Resources Department
Net2Phone, Inc.
520 Broad Street
Newark, New Jersey 07102
(973) 438-3111

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement. We incorporate by reference the documents and reports listed below (which does not include current reports on Form 8-K furnished pursuant to Items 2.01 and 7.01 of Form 8-K), until such time as this registration statement is no longer in effect:

(a)	Our Annual Report on Form 10-K for the fiscal year ended July 31, 2004;

(b)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2004;

(c)	Our Report on Form 8-K dated September 3, 2004;

(d)	Our Report on Form 8-K dated September 28, 2004;

(e)	Our Amended Report on Form 8-K/A dated October 22, 2004;

(f)	Our Report on Form 8-K dated October 29, 2004;

(g)	Our Report on Form 8-K dated November 4, 2004;

(h)	Our Report on Form 8-K dated November 11, 2004;

(i)	Our Report on Form 8-K dated December 1, 2004;

(j)	Our Report on Form 8-K dated December 16, 2004; and

(k)	The description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on July 20,1999, including any amendment or report filed for the purpose of updating such description.

All documents and reports subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than current reports on Form 8-K furnished pursuant to Items 2.01 and 7.01 of Form 8-K, unless otherwise indicated therein), prior to the termination of this offering, shall be deemed incorporated by reference in this registration statement and made a part hereof from the date of filing of those documents and reports. Any statement contained in a document or report incorporated or deemed incorporated by reference in this registration statement shall be deemed modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed incorporated by reference herein or in any prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended July 31, 2004, as set forth in their report, which is incorporated by reference in this registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Glenn J. Williams, who has rendered an opinion as to the validity of the common stock being registered by this registration statement and other legal matters, is an executive officer of Net2Phone, Inc.

Item 6. Indemnification of Directors and Officers.

General Corporation Law

We are incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Certificate of Incorporation and By-Laws

Our Certificate of Incorporation and By-laws provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

5.1	Opinion of Glenn J. Williams, Executive Vice President, Business & Legal Affairs, General Counsel and Secretary of Net2Phone, Inc.

10.1	Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan (incorporated by reference to our Report on Form 8-K dated December 16, 2004)

23.1	Consent of Glenn J. Williams (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in signature page)

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 16th day of December, 2004.

NET2PHONE, INC.

/s/ Liore Alroy
Liore Alroy
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Liore Alroy and Glenn J. Williams, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Liore Alroy Liore Alroy	Chief Executive Officer (Principal Executive Officer) and Director	December 16, 2004

/s/ Arthur Dubroff Arthur Dubroff	Chief Financial Officer (Principal Accounting and Financial Officer)	December 16, 2004

/s/ Stephen M. Greenberg Stephen M. Greenberg	Chairman of the Board and Director	December 16, 2004

/s/ Howard S. Jonas Howard S. Jonas	Vice Chairman of the Board and Director	December 16, 2004

/s/ James A. Courter James A. Courter	Director	December 16, 2004

/s/ Jesse P. King Jesse P. King	Director	December 16, 2004

/s/ Harry C. McPherson Harry C. McPherson, Jr.	Director	December 16, 2004

/s/ James R. Mellor James R. Mellor	Director	December 16, 2004

/s/ Marc J. Oppenheimer Marc J. Oppenheimer	Director	December 16, 2004

/s/ Michael J. Weiss Michael J. Weiss	Director	December 16, 2004

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Glenn J. Williams, Executive Vice President, Business & Legal Affairs, General Counsel and Secretary of Net2Phone, Inc.

10.1	Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan (incorporated by reference to our Report on Form 8-K dated December 16, 2004)

23.1	Consent of Glenn J. Williams (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in signature page)